UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2016

CASI PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-20713	58-1959440
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9620 Medical Center Drive, Suite 300

Rockville, Maryland

(Address of principal executive offices)

20850

(Zip Code)

(240) 864-2600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 15, 2016, the Company received a letter (the “Notification Letter”), from The NASDAQ Stock Market (“NASDAQ”), notifying the Company that, for the last 30 consecutive business days, the Company has failed to comply with Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”), which requires the Company’s listed securities to maintain a minimum bid price of $1 per share for continued listing on the Nasdaq Capital Market.

The Notification Letter has no immediate effect on the listing or trading of the Company’s common stock on the NASDAQ Capital Market.

The Notification Letter states that the Company will be afforded 180 calendar days, or until September 12, 2016, to regain compliance with the Minimum Bid Price Requirement. The Company may regain compliance with the Minimum Bid Price Requirement at any time during this compliance period if the closing bid price of the Company’s common stock is at least $1 for a minimum of ten consecutive business days.

The Notification Letter further states that in the event the Company does not regain compliance, it may be eligible for additional time. To qualify for a second 180 calendar day compliance period, the Company would be required to (i) meet the continued listing requirement for the Nasdaq Capital Market for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, except for the Minimum Bid Price Requirement, and (ii) notify Nasdaq of its intent to cure the deficiency during the second compliance period, including by effecting a reverse stock split, if necessary. If the Company does not indicate its intent to cure the deficiency or if it does not appear to Nasdaq that it would be possible for the Company to cure the deficiency, the Company would not be eligible for the second 180 calendar day period, and its common stock would then be subject to delisting from the Nasdaq Capital Market.

If the Company does not regain compliance within the allotted compliance period(s), including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that the Company’s common stock will be subject to delisting. The Company would then be entitled to appeal the Nasdaq Staff’s determination to a Nasdaq Listing Qualifications Panel and request a hearing.

The Company intends to monitor the closing bid price of its common stock and consider its available options to resolve its noncompliance with the Minimum Bid Price Requirement. However, there can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement or will otherwise be in compliance with the other listing standards for the Nasdaq Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASI PHARMACEUTICALS, INC.

/s/ Cynthia W. Hu
Cynthia W. Hu Chief Operating Officer, General Counsel & Secretary

Date: March 18, 2016